Exhibit 10.18

EXECUTION VERSION

AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of November 30, 2018 (this “Amendment”), between and among FS CREIT FINANCE WF-1 LLC, a Delaware limited liability company (“Seller”), FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017 (as amended by (i) Amendment No. 1 to Master Repurchase and Securities Contract, dated as of April 26, 2018, between and among Seller, Buyer and Guarantor, (ii) Amendment No. 2 to Master Repurchase and Securities Contract, dated as of July 24, 2018, between and among Seller, Buyer and Guarantor, (iii) this Amendment, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Guarantee Agreement, dated as of August 30, 2017 (as amended pursuant to the terms of Amendment No. 1 to Guarantee Agreement, dated as of April 26, 2018, by and between Guarantor and Buyer (the “Guarantee Amendment”) and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Seller and Buyer have agreed to further amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Guarantor hereby agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor hereby agree as follows:

SECTION 1. Repurchase Agreement Amendments.

(a) The defined term “Change of Control”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Change of Control”: Means (a) a change in Control of Advisor from the Person or Persons who were directly or indirectly Controlling Advisor on the Closing Date; (b) (I) prior to the consummation of the Stone Point Sale, a change in Control of Sub-Advisor from the Person or Persons who were directly or indirectly Controlling Sub-Advisor on the Closing Date, and (II) from and after the consummation of the Stone Point Sale, a change in Control of Sub-Advisor from the Person or Persons who were directly or indirectly Controlling Sub-Advisor immediately after consummation of the Stone Point Sale; (c) if Advisor or a replacement advisor acceptable to Buyer in its sole discretion is no longer the advisor of Guarantor, or if the Advisory Agreement is modified in any way that materially affects Seller, Pledgor, Originator, Guarantor or any of the Purchased Assets, or that is material and adverse to the interests of Buyer, without the prior written consent of Buyer; (d) if Sub-Advisor or a replacement sub-advisor acceptable to Buyer in its sole discretion is no longer the sub-advisor of Guarantor, or if the Sub-Advisory Agreement is modified in any way that materially affects Seller, Pledgor, Originator, Guarantor or any of the Purchased Assets, or that is material and adverse to the interests of Buyer, without the prior consent of Buyer; (e) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) other than FS Shareholder or Rialto Shareholder shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, of 20% or more; (f) if Guarantor shall cease to directly own and Control, of record and beneficially, 100% of the outstanding Capital Stock of Pledgor; or (g) Pledgor shall cease to directly own and Control, of record and beneficially, 100% of the outstanding Capital Stock of either Seller or Originator.

(b) The following new defined terms “Beneficial Ownership Certification”, “Beneficial Ownership Regulation” and “Stone Point Sale” are hereby added to Article 2 of the Repurchase Agreement in correct alphabetical order:

“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.

“Beneficial Ownership Regulation”: Means 31 C.F.R. § 1010.230.

“Stone Point Sale”: The sale of 100% of the Capital Stock of Rialto Investment Management, LLC and Rialto Capital Management, LLC to Rialto Capital Group Holdings, Inc.

(c) The second sentence of Section 3.06(a) of the Repurchase Agreement is hereby amended to add the following new clause (vi) to the end thereof:

and (vi) if requested by Buyer, Seller shall have delivered to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(d) The third sentence of Section 3.06(b) of the Repurchase Agreement is hereby amended to add the following new clause (v) to the end thereof:

or (v) Buyer has requested a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller (to the extent Seller qualifies as a “legal entity customer”), and Seller has failed to provide such new or updated Beneficial Ownership Certification to Buyer.

(e) The seventh sentence of Section 3.06(c) of the Repurchase Agreement is hereby amended to add the following new clause (iv) to the end thereof:

or (iv) Buyer has requested a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller (to the extent Seller qualifies as a “legal entity customer”), and Seller has failed to provide such new or updated Beneficial Ownership Certification to Buyer.

(f) The following, new Section 7.20 is hereby added to the end of Article 7 of the Repurchase Agreement in correct numerical order:

Section 7.20 Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.

(g) The following, new Section 8.16 is hereby added to the end of Article 8 of the Repurchase Agreement in correct numerical order:

Section 8.16 Beneficial Ownership. To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer.

(h) Section 18.15(b) of the Repurchase Agreement is hereby amended to insert the following new clause at the end thereof immediately preceding the period:

“, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation”.

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer may reasonably request.

SECTION 3. Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of Seller and Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4. Acknowledgements of Seller. Seller hereby acknowledges that (a) Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents, and (b) Seller has no defenses, counterclaims or set-offs with respect to any of its obligations under any of the Repurchase Documents.

SECTION 5. Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 7. No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9. Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 10. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

FS CREIT FINANCE WF-1, LLC, a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Michael P. Duncan
Name: Michael P. Duncan
Title: Vice President